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                                                                    Exhibit 21.1

                    SUBSIDIARIES OF CARDIOGENESIS CORPORATION
                              AS OF APRIL 15, 2002


Organization                                   Jurisdiction
------------                                   ------------
CGCP Corp.                                     Delaware, U.S.A.
Compleat Corporation                           California, U.S.A.
Eclipse Surgical Technologies B.V.             Netherlands